EXHIBIT 10.2

UNSECURED PROMISSORY NOTE

Principal Amount: $___________	Issue Date: November 9, 2009

FOR VALUE RECEIVED, Brekford International Corp., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of ____________ (the “Lender”), located at ______________________ (Lender and all other or subsequent holders of this promissory note (the “Note”) being sometimes referred to as the “Holder”), the principal sum of _______ Dollars ($_________) (the “Loan”) together with interest on the unpaid principal amount until paid in full, upon the following terms:

1.

Interest. The aggregate unpaid principal balance of the Loan shall bear interest at a rate of twelve percent (12.0%) per annum (non-compounded) calculated on a 365/366 day year, as applicable.

2.

Payment Terms.  The Borrower agrees to pay the unpaid principal balance of this Note and all accrued and unpaid interest on the date that is the earlier of (i) two (2) years from the Issue Date of this Note as set forth above, or (ii) ten (10) business days from the date of closing by Borrower of any equity financing generating gross proceeds in the aggregate amount of not less than Five Million Dollars ($5,000,000) (the “Maturity Date”).  Borrower may prepay all or any part of interest or principal at any time without penalty with written notice to Holder; provided however, that the Holder shall have the right to convert the Note or portion thereof to be prepaid in accordance with Section 3 hereof prior to such prepayment by Borrower.  In such event, the Note or portion thereof so converted shall be deemed satisfied, and the Borrower will have no further obligation under the Note with respect to such converted portion in any way other than to issue the Shares.

3.

Conversion Rights.

(a)

Conversion.  The Holder, at his or her option, so long as any portion of this Note remains outstanding, may elect to convert any outstanding and unpaid principal portion of this Note, and any accrued and unpaid interest (the date of delivery of a completed Notice of Conversion in the form annexed hereto to the Borrower’s Chief Financial Officer being a “Conversion Date”) into shares (“Shares”) of the Borrower’s common stock, par value $.0001 per share (“Common Stock”), at a price of seven cents ($0.07) per Share (the “Conversion Price”), subject to adjustment as provided in Section 3(b) herein. Upon delivery to the Borrower’s Chief Financial Officer or other executive officer of the Borrower performing a similar function of a completed Notice of Conversion, a form of which is annexed hereto, Borrower shall issue and deliver to the Holder within five (5) business days after the Conversion Date a certificate evidencing the Shares issuable for the portion of the Note converted in accordance with the foregoing.  The Shares issuable upon conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price.  On the Conversion Date any and all obligations of the Borrower with respect to the portion of the Note so converted shall be deemed satisfied, and the Borrower will have no further obligation under the Note with respect to such converted portion in any way other than to issue the Shares.

(b)

 Adjustment.  The Conversion Price and number and kind of Shares or other securities to be issued upon conversion determined pursuant to Section 3(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

(i)

Merger, Sale of Assets, etc.  If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance.  The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.

(ii)

Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Shares into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Shares issuable immediately prior to such reclassification or other change.

(iii)

Splits, Combinations and Dividends.  If the Shares are subdivided or combined into a greater or smaller number of Shares, or if a dividend is paid on the Shares in the form of additional Shares, the Conversion Price shall be proportionately reduced in case of subdivision of Shares or Share dividend or proportionately increased in the case of combination of Shares, in each such case by the ratio which the total number of Shares outstanding immediately after such event bears to the total number of Shares outstanding immediately prior to such event.

(c)

Method of Conversion.  This Note may be converted by the Holder in whole or in part as described in Section 3(a) hereof.  Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note which shall not have been converted or paid.

(d)

Stockholder Status.  The Holder shall not have rights as a stockholder of the Borrower with respect to unconverted portions of this Note.  However, the Holder will have all the rights of a stockholder of the Borrower with respect to the Shares to be received by Holder after delivery by the Holder of a Conversion Notice to the Borrower.

4.

Event of Default. The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon written demand from Holder, which Event of Default has not been cured within sixty (60) calendar days of receipt by Borrower of such written demand:

(a)

Failure to Pay Principal and Interest.  The Borrower fails to pay the entire principal and any accrued and unpaid interest due hereunder on the Maturity Date.

(b)

Bankruptcy. Filing by the Borrower of a voluntary petition under the United States Bankruptcy Code, or under any other insolvency act or law, state or federal, now or hereafter existing; or any action indicating the Borrower’s consent to, approval of, or acquiescence in, any such petition or proceeding; or the Borrower’s consent to the appointment of a receiver or trustee for all or a substantial part of their respective properties; or the making of an assignment to the benefit of the creditors on behalf of the Borrower.

(c)

Insolvency Etc. Filing of an involuntary petition against the Borrower under the United States Bankruptcy Code, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver or trustee for all or a substantial part of the Borrower's property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of such properties, which remains undismissed, unbonded or undischarged ninety (90) days’ after issuance.

Failure of the Holder, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default.

5.

Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

6.

Miscellaneous.

(a)

Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Company, to: Brekford International Corp., 7020 Dorsey Road, Suite C, Hanover, Maryland 21076, Attn: Chief Financial Officer, with a copy by telecopier only to: Greenberg Traurig, P.A., 5100 Town Center Circle, Suite 400, Boca Raton, FL 33486, Attn: Bruce C. Rosetto, Esq., Telecopier: (561) 367-6225, and (ii) if to the Holder, at the address of the Holder set forth above.

(b)

Entire Agreement; Assignment.  This Note represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  Neither the Borrower nor the Holder have relied on any representations not contained or referred to herein.  This Note may not be assigned by Holder or Borrower at any time without prior written consent of the other party.  This Note will be binding in all respects upon Borrower and inure to the benefit of Holder and its permitted successors and assigns.

(c)

Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Maryland without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the civil or state courts of Maryland or in the federal courts located in or in closest proximity to Anne Arundel County, Maryland.  In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(d)

Waiver of Jury Trial.  TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES WARRANT AND REPRESENT THAT THEY EACH HAVE HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY IRREVOCABLY WAIVES ITS JURY TRIAL RIGHTS.

(e)

Amendment and Waivers. Any term or provision of this Note may be amended, and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) by a writing signed by the Borrower with the consent of the Holder, and such waiver or amendment, as the case may be, shall be binding upon the Borrower and Holder. The waiver by Holder of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

(f)

Injunctive Relief, Consent to Jurisdiction.  The Holder shall not be entitled to injunctive relief to prevent or cure breaches of the provisions of this Note.  Subject to contrary provisions herein, each of the Borrower, Holder and any signatory hereto in his or her personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this section shall affect or limit any right to serve process in any other manner permitted by law.

[Signature Page Follows]

IN WITNESS WHEREOF, this Note has been executed and delivered by the Borrower as of the date and year first above written.

Brekford International Corp.

By:
Name:	Tin Khin
Title:	Chief Financial Officer

Accepted and Agreed:

By:  ___________________________________

Name:

Title:

NOTICE OF CONVERSION

(To be executed and delivered by the Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by Brekford International Corp. (the “Borrower”) on ______________, 20___ into Shares of the Borrower according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Shares To Be Issued:

Signature:

Print Name:

Address: